Exhibit 99.1

Constellation Pharmaceuticals Announces Appointments to Board of Directors

CAMBRIDGE, Massachusetts, September 4, 2018 – Constellation Pharmaceuticals, Inc. (Nasdaq: CNST), a clinical-stage biopharmaceutical company using its expertise in epigenetics to discover and develop novel therapeutics, today announced that Dr. Elizabeth G. Tréhu and Steven L. Hoerter have been appointed to its Board of Directors.

Dr. Tréhu is a hematologist / oncologist with 16 years of management experience at several biopharmaceutical companies. She is currently Chief Medical Officer at Jounce Therapeutics and previously served as Chief Medical Officer at Promedior. Prior to that, she held leadership positions in medical affairs and program leadership at Infinity Pharmaceuticals, Genzyme and Millennium Pharmaceuticals. Before working in industry, she taught at Tufts University and Georgetown University schools of medicine and treated hematology and oncology patients in private practice. She earned an A.B. from Princeton University and an M.D. from New York University School of Medicine.

Since early 2016, Mr. Hoerter has served as Chief Commercial Officer of Agios Pharmaceuticals, where he built and leads the team responsible for the commercialization of the company’s portfolio of medicines for oncology and rare genetic diseases. He has more than 25 years of global pharmaceutical and biotechnology experience, having held sales and marketing roles at Roche, Genentech, Chiron and Eli Lilly. Prior to joining Agios, Mr. Hoerter was Executive Vice President and Chief Commercial Officer at Clovis Oncology, Inc., where he built and led the company’s commercial organization. He earned a B.A. from Bucknell University, an M.B.A. from Tilburg University in the Netherlands, and an M.S. in management from Purdue University.

“We welcome Beth and Steve to the Constellation Board,” said Jigar Raythatha, President and Chief Executive Officer of Constellation Pharmaceuticals. “They bring considerable experience working in the disease areas of myelofibrosis and prostate cancer that is directly relevant to

Constellation’s clinical programs. We will benefit from their wisdom and guidance as we work to advance our multiple epigenetic-based product candidates through clinical development and bring them to patients in need.”

About Constellation Pharmaceuticals

Constellation Pharmaceuticals is a clinical-stage biopharmaceutical company using its expertise in epigenetics to discover and develop novel therapeutics that address serious unmet medical needs in patients with cancers associated with abnormal gene expression or drug resistance. With a decade of experience in the field, the Company has a deep understanding of how epigenetic regulators modulate gene expression in cancer cells and in the tumor and immune microenvironment. Constellation is translating these insights to advance the Company’s two lead clinical programs, the EZH2 inhibitor CPI-1205 for metastatic castration-resistant prostate cancer and solid tumors and the BET inhibitor CPI-0610 for myelofibrosis, and to explore other novel targets for which cancer epigenetics may enhance outcomes over currently available treatment options.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in, or implied by, such forward-looking statements. For a discussion of risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, see the “Risk Factors” section, as well as discussions of potential risks, uncertainties and other important factors, in the Company’s most recent filings with the Securities and Exchange Commission.

Contact

Ronald Aldridge

Investor Relations

Constellation Pharmaceuticals

+1 617-714-0539

ron.aldridge@constellationpharma.com

Lauren Arnold

Media Relations

MacDougall Biomedical Communications

+1 781-235-3060

larnold@macbiocom.com